UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 16, 2003

Severn Bancorp, Inc. (Exact name of registrant as specified in its chapter)

Maryland (State or other jurisdiction of incorporation)	0-49731 (Commission File Number)	52-1726127 (IRS Employer Identification No.)
1919A West Street, Annapolis, Maryland (Address of principal executive offices)	21401 (Zip Code)

Registrant's telephone number, including area code 410-268-4554

__________________________________________________________ (Former name or former address, if changed since last report)

Item 5.   Other Events.

Mr. Albert W. Shields has been appointed to the Board of Directors of Severn Bancorp, Inc. and Severn Savings Bank, FSB effective December 16, 2003. Mr. Shields has been involved in the real estate and development market and has been in the building supply industry over the past 35 years. He was the Chief Executive Officer of Floors, Inc. from 1986 until November 2002 when that company was sold to Home Depot. He presently is the Vice President of Sales for the Northeast Region of the Builders Solutions Group of the Home Depot and resides in Edgewater, Maryland.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Severn Bancorp, Inc.

Dated: December 16, 2003	By: /s/
Alan J. Hyatt, President